PURCHASE & SALE AGREEMENT

                             Dated: October 15, 2006

AMONG: Chenzhou Global Graphite Inc., a company incorporated in Chenzhou City,
       Hunan Province, People's Republic of China ("CGGI");

AND: Western Mercantile Enterprises (Canada) Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada ("WMEC", or "Shareholder")

AND: iCarbon Corporation, a company incorporated in the State of Nevada, the United States (ICARBON")

WHEREAS at this date WMEC is the sole registered owner of the issued and outstanding capital of CGGI and holds that in trust for the benefit of Shareholders of WMEC.

 WHEREAS CGGI and all of its Shareholders have agreed to sell 100% of the issued and outstanding share capital of CGGI and ICARBON has agreed to buy all the share capital of CGGI upon the terms and conditions set forth herein.

WHEREAS the Shareholder authorized CGGI to take the necessary actions on behalf of the Shareholder to complete the sale of their Shares

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, CGGI, WMEC and ICARBON agree as follows:

                                    ARTICLE I
                        DEFINED TERMS AND INTERPRETATION

1.1 Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

      a. "Closing" means the earliest date when all deliverables required to be delivered by the parties can be delivered, and a date that is no later than sixty (60) days from the date first written above, unless extended by amendment and unanimous agreement of the parties.

      b. "Consents" means consents, approvals, authorizations, and any form of agreement necessary to give valid affect to this Agreement.

      c. "Contractual or Other Right or Obligation" means any form of agreement, contract, instrument, license, permit, registration, judgement, order, decree, indenture, lease, engagement, or commitment.

      d. "Encumbrance" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, demand, action, restriction, order, judgement, decree, right or privilege affecting or capable of affecting title to any conveyance between the Parties.

      e. "ICarbon Shares" shall mean the common equity shares in the capital of iCarbon, which iCarbon agrees to exchange in part consideration for 100% of the share capital of CGGI pursuant to this Agreement.

      f. "Parties" means the parties to this Agreement; CGGI, WMEC and iCarbon Corporation, and "Party" means anyone of them.

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      g. "Permitted encumbrances" means defects or irregularities in title which are of a minor nature and do not, in the aggregate, adversely affect the interest of the Parties.

      h. "Shareholder" mean collectively the beneficial owners of all the issued and outstanding shares of CGGI registered to and held in trust by WMEC, whether held by WMEC or distributed to shareholders of WMEC while this agreement is in effect.

      i. "CGGI Shares" means all of the common equity shares of CGGI beneficially owned by the Shareholder.

      j. "Taxes" means any municipal taxes or real estate taxes or other taxes, assessments, levies, imposts or charges payable to or exigible by any governmental agency, authority or instrumentality upon the Property.

      k. "this Agreement", "herein", "hereto", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement and not to any particular clause, sub-clause, section, subsection or paragraph, or other portion hereof, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation of this Agreement and any schedules hereto or thereto;

1.2 Gender and Number. Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

1.3 Headings, Etc. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only, and shall not affect or be utilized in the construction or interpretation hereof.

1.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the People's Republic of China applicable therein. The Parties irrevocably submit to the jurisdiction of the courts of the People's Republic of China.

1.5 Knowledge. Any reference to the knowledge of the Parties shall mean the actual knowledge of such party, without inquiry and not constructive knowledge. The actual knowledge of a director or officer of the Corporation shall for the purposes of determining actual knowledge of a Shareholder who is also a director and Officer be limited to the period of time that such individual was an officer or director of the Corporation. The onus of proof on demonstrating actual knowledge is on the Party alleging same.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF CGGI

2.1 Representations and Warranties of CGGI and WMEC. CGGI and WMEC represent and warrant to ICARBON as follows, and acknowledge ICARBON is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

2.1.1 Subsistence. CGGI and WMEC each have the necessary power and authority to enter into this Agreement and to convey that to be conveyed by the terms hereof.

2.1.2 Consents. Consents or filings required to be obtained or made by CGGI or WMEC to complete the transactions contemplated by this Agreement, can and will be made, and CGGI and WMEC are not aware of any consents required to be obtained other than consents listed herein, or by their nature, inferred or implied to have been obtained, or will be obtained by CGGI or WMEC.


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

2.1.3 Litigation. There is no action, suit, or proceeding, at law or in equity; no claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding pending, or, to the best of the knowledge of CGGI, threatened against or affecting its ability to perform the obligations of this Agreement other than performance of things made known to ICARBON in writing, the remedy for which can be obtained by CGGI or is otherwise satisfied by this agreement.

2.1.4 Restrictive Documents. CGGI is not subject to or a party to any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing the consummation of the transactions contemplated by this Agreement.
2.1.5 Compliance with Laws. WMEC is selling the CGGI Shares in compliance with all applicable laws, rules and regulations of each jurisdiction and with all applicable orders, judgements and decrees by which WMEC is bound, and WMEC is not in breach of any such laws, rules, regulations, orders, judgements and decrees.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF ICARBON

3.1 Representations and Warranties of ICARBON. ICARBON represents and warrants to CGGI and WMEC as follows and acknowledges the Parties are relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

3.1.1 Due Incorporation and Subsistence of ICARBON. ICARBON is duly incorporated, organized and validly subsisting and in good standing under the laws of the State of Nevada.

3.1.2 Consents. There are no Consents or filings required to be obtained or made by ICARBON in order to complete the transactions contemplated by this Agreement that cannot be obtained.

3.1.3 Restrictive Documents. ICARBON is not subject to or party to any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing consummation of the transaction contemplated by this Agreement or compliance by ICARBON with the terms, conditions and provisions hereof.

3.1.4 Filings. ICARBON is up-to-date in all filings with all requisite regulatory agencies and is in good standing with respect to all requisite filings.

3.1.5 Litigation. There is no action, suit, proceeding, at law or in equity, claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding by or before, or to the best knowledge of ICARBON, threatened against or affecting ICARBON to perform its obligations in respect of this Agreement.

3.1.6 Compliance with Laws. ICARBON is performing this Agreement in compliance with all applicable laws, rules and regulations of each jurisdiction in which ICARBON is bound and with all applicable orders, judgements and decrees by which it is bound and is not in breach of any such laws, rules, regulations, orders, judgements and decrees.


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

                                   ARTICLE IV
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

4.1 Survival. All covenants, representations and warranties made herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement, other than those which are expressly waived in writing as part of the Closing shall survive the execution and delivery of this Agreement for a period of 180 days after Closing.

4.2 Certain Interpretation. Nothing written here within shall be interpreted to mean or infer meaning the obligations of the Parties each to each other with respect to the subject matter set out hereunder allows for either Party to act independently of the other Party, or act together with other parties who are not a Party to this Agreement, at any time unless expressly agreed to in writing by the Parties to this Agreement.

                                    ARTICLE V
                                     CLOSING

5.1 Closing. Closing will occur on a date agreed to by the parties however a date that shall be on or before sixty (60) days from the date first written above; deliverables required by closing shall be delivered at the earliest time practicable by the parties, each to each other.

5.2 Deliverables by WMEC. At the time of Closing, WMEC shall have the CGGI Shares in good and marketable form for transfer to ICARBON.

5.3 Deliverables by CGGI. At the time of Closing, CGGI shall deliver all incorporation documents, contracts, licenses, permits, certifications, patent applications, and generally all property of CGGI to ICARBON. CGGI shall deliver all things that would be customary to be delivered at closing for a transaction similar in nature.

5.4 Deliverables by ICARBON. At the time of Closing, ICARBON shall have the ICarbon Shares in good and marketable form for transfer to the Shareholder.

                                   ARTICLE VI
                                  CONSIDERATION

6.1 Consideration. The Purchase Price is satisfied by issuance of 800,000 common equity shares in the capital stock of iCarbon Corporation together with credit of all advances pursuant to a license agreement between CGGI and ICARBON as licensee, which advances were or will be made by ICARBON prior to the date of Closing.

6.2 Share Exchange. At the time of Closing, pursuant to 6.1 above, WMEC will deliver the CGGI Shares and ICARBON will deliver the ICarbon Shares in the amounts called for here within.


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

                                   ARTICLE VII
                                  MISCELLANEOUS

71 Further Assurances. To the extent reasonable and practicable and permitted by law, each of the Parties upon the request of the other shall execute, acknowledge and deliver or cause to be done, all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

72 Successors in Interest. This Agreement and the provisions hereof shall be for the benefit of and be binding upon the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns, as the case may be.

73 Notices. Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail, or if transmitted by any form of telecommunication to either party to this Agreement as listed below, or to any other address given by a Party:

                  iCarbon Corporation
                  David Laudeman, CFO
                  106 Lakeside Avenue, PO Box 210
                  Delano, PA 18220

                  Chenzhou Global Graphite Inc.
                  Shi-Wei Tang, CEO
                  Hunan Chenzhou Shizhuyuan Industrial Park
                  Chenzhou City, Hunan Province
                  Peoples Republic of China

7.4 Assignment. This Agreement may not be assigned by a party to this Agreement without prior written consent of each other party.

7.5 Execution in Counterparts. This Agreement may be executed by the Parties in separate counterparts or duplicates, each of which when so executed and delivered, shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

7.6 Entire Agreement. This Agreement together with any other agreements or documents to be delivered pursuant to this Agreement, sets forth the agreement among the Parties pertaining to the specific subject matter hereof and does replace and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements, whether oral or written, expressed or implied, statutory or otherwise, between the Parties in connection with the subject matter hereof except as specifically set forth herein.

7.7 Amendments. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.


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

7.8 Waiver. No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a Party of any breach of any provision of this Agreement shall not constitute consent, or waiver of any subsequent or other breach of the provisions of this Agreement.

7.9 Severability. Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof and every other part thereof. In the event that any provision, or part thereof contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent: (a) the validity, legality or enforceability of such provision, or such part thereof in any other jurisdiction and of the remaining provisions contained in this Agreement,(or the remaining parts of such provision, as the case may be, shall not in any way be affected or impaired thereby; (b) the application of such provision or such part thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby; (c) such provision or such part thereof shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances;

7.10     Schedules. Schedules attached herewith form part of this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

iCarbon Corporation
By:
/s/James E. Olive
------------------
James E. Olive, CEO

Chenzhou Global Graphite Inc.       Western Mercantile Enterprises (Canada) Inc.
By:                                 By:
/s/Shi-Wei Tang                     /s/Shi-Wei Tang
----------------                    ----------------
Shi-Wei Tang, CEO                   Shi-Wei Tang, Authorized Signatory


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